UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

(Date of earliest event reported)

Date of Report: June 5, 2025

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10900 Nuckols Road, Suite 400,
Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip code)

Post Office Box 27626,
Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on July 22, 2024, Owens & Minor, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Rotech Healthcare Holdings Inc., a Delaware corporation (“Rotech”), Hitchcock Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the equityholders of Rotech (“Representative”), pursuant to which the Company agreed to acquire Rotech on the terms and subject to the conditions therein.

On June 3, 2025, the Company, Rotech and Merger Sub mutually agreed to terminate the Merger Agreement and entered into a mutual termination agreement (the “Termination Agreement”) effective as of the execution of the Termination Agreement and receipt by Rotech (or its applicable designee) of the Termination Fee (as defined below). The mutual termination of the Merger Agreement was approved by the Company’s and Rotech’s respective Boards of Directors. In accordance with the terms of the Termination Agreement, on June 5, 2025, the Company has made a cash payment to Rotech of eighty million dollars ($80,000,000) (the “Termination Fee”). The Termination Fee is the sole and exclusive remedy of the Company for any claims in connection with the Merger Agreement, and the Company and Rotech have each waived any and all other claims in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement and the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to our Current Report on Form 8-K on July 23, 2024, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Information

On June 5, 2025, the Company issued a press release announcing the mutual termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

10.1	Termination Agreement, dated as of June 3, 2025, by and among Owens & Minor, Inc., Rotech Healthcare Holdings Inc., and Hitchcock Merger Sub Inc.

99.1	Press Release, dated as of June 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: June 5, 2025	By:	/s/ Heath H. Galloway
	Name:	Heath H. Galloway
	Title:	Executive Vice President, General Counsel & Corporate Secretary